Exhibit 99.1

CONTACT:	William George
Chief Financial Officer
	713-830-9600	777 Post Oak Blvd, Suite 500
Houston, Texas 77056
713-830-9600
Fax: 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

— Strong Profits and Cash Flows —

Houston, TX – October 30, 2008 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $13,765,000 or $0.34 per diluted share, for the quarter ended September 30, 2008, as compared to net income of $11,478,000 or $0.28 per diluted share, in the third quarter of 2007.  The Company reported revenues of $348,635,000 ($308,955,000 on a same store basis) in the current quarter, as compared to $286,090,000 in 2007.  The Company also reported free cash flow of $17,709,000 in the current quarter, as compared to $14,109,000 in 2007.  Total backlog as of September 30, 2008 was $804,699,000, which includes backlog from our acquisition during the quarter.  On a same store basis, backlog at September 30, 2008 was $754,041,000 compared to $780,156,000 as of June 30, 2008.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Our results reflect a remarkable performance by our team members across the country.  Compared to last year, our earnings increased by approximately 20%, which reflects yet another quarter of outstanding performance.  Backlog remained at fundamentally high levels at the end of the quarter, and we continued to experience improved cash flow.”

The Company reported net income for the nine months ended September 30, 2008 of $37,199,000 or $0.92 per diluted share, as compared to net income of $23,785,000 or $0.57 per diluted share in 2007.  The Company also reported revenues of $999,437,000 for the first nine months of 2008, as compared to $816,250,000 in 2007.  Free cash flow for the nine months ended September 30, 2008 was $36,834,000 as compared to free cash flow of $17,911,000 in 2007.

Bill Murdy concluded, “Our ongoing commitment to execution, cash discipline and cost control make us optimistic that we will continue to demonstrate strong performance in earnings and cash flow even as more challenging times confront us.  We are in a very good sector and we believe that our strong focus on increasing our service and energy efficiency offering will enable us to be successful as we move forward.  We also believe that not only will the commitments and investments we have made in efficiency and team member development benefit our fundamental business, together with our strong reputation and balance sheet they will enable us to capitalize on opportunities that may arise in a challenging overall environment.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, October 31, 2008 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4213 and enter 23637472 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PG3TCE3HE.   Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, November 7, 2008 by calling 1-888-286-8010 with the conference passcode of 22263245, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 74 locations in 59 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, undertaking contractual commitments that exceed our labor resources, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	%	2007	%	2008	%	2007	%
Revenues	$348,635	100.0%	$286,090	100.0%	$999,437	100.0%	$816,250	100.0%
Cost of services	281,508	80.7%	231,792	81.0%	811,064	81.2%	673,715	82.5%
Gross profit	67,127	19.3%	54,298	19.0%	188,373	18.8%	142,535	17.5%

SG&A	45,434	13.0%	36,173	12.6%	129,437	13.0%	105,757	13.0%
(Gain) loss on sale of assets	(183)	(0.1)%	32	—	(316)	—	(14)	—
Operating income	21,876	6.3%	18,093	6.3%	59,252	5.9%	36,792	4.5%

Interest income, net	184	0.1%	735	0.3%	1,004	0.1%	1,815	0.2%
Other income (loss)	—	—	(17)	—	158	—	40	—
Income before income taxes	22,060	6.3%	18,811	6.6%	60,414	6.0%	38,647	4.7%
Income tax expense	8,295		7,333		23,215		14,862
Net income	$13,765	3.9%	$11,478	4.0%	$37,199	3.7%	$23,785	2.9%

Income per share:
Basic	$0.35		$0.28		$0.94		$0.59
Diluted	$0.34		$0.28		$0.92		$0.57

Shares used in computing income per share:
Basic	39,403		40,731		39,625		40,629
Diluted	40,048		41,479		40,296		41,397

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	%	2007	%	2008	%	2007	%
Net income	$13,765		$11,478		$37,199		$23,785
Income taxes	8,295		7,333		23,215		14,862
Other (income) loss	—		17		(158)		(40)
Interest income, net	(184)		(735)		(1,004)		(1,815)
(Gain) loss on sale of assets	(183)		32		(316)		(14)
Depreciation and amortization	3,689		1,698		9,570		4,921
Adjusted EBITDA	$25,382	7.3%	$19,823	6.9%	$68,506	6.9%	$41,699	5.1%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding  income taxes, other (income) loss, interest income, net, (gain) loss on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2008	December 31, 2007
	(unaudited)

Cash and cash equivalents	$102,300	$139,631
Accounts receivable, net	296,014	261,402
Costs and estimated earnings in excess of billings	25,600	18,463
Other current assets	34,867	31,127
Total current assets	458,781	450,623
Property and equipment, net	34,819	21,442
Goodwill	88,872	68,621
Identifiable intangible assets, net	18,482	2,187
Other noncurrent assets	13,976	4,194
Total assets	$614,930	$547,067

Current maturities of long-term debt	$—	$—
Current maturities of notes to former owners	1,708	375
Accounts payable	96,592	90,866
Billings in excess of costs and estimated earnings	116,951	104,236
Other current liabilities	97,809	86,216
Total current liabilities	313,060	281,693
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	13,125	1,125
Other long-term liabilities	2,843	1,671
Total liabilities	329,028	284,489
Total stockholders’ equity	285,902	262,578
Total liabilities and stockholders’ equity	$614,930	$547,067

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash provided by (used in):
Operating activities	$20,943	$17,145	$46,956	$25,541
Investing activities	$(15,514)	$(3,036)	$(61,121)	$(12,052)
Financing activities	$(4,637)	$(4,314)	$(23,166)	$(6,048)

Free cash flow:
Cash from operating activities	$20,943	$17,145	$46,956	$25,541
Purchases of property and equipment	(3,773)	(3,109)	(10,778)	(7,826)
Proceeds from sales of property and equipment	539	73	656	196

Free cash flow	$17,709	$14,109	$36,834	$17,911

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.